Exhibit 23.2

AUDIT ALLIANCE LLP®
A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on the Amendment No.1 To Form F-1 of Meten Holding Group Ltd. (the “Company”) of our report dated May 16, 2022, relating to the consolidated balance sheets of the Company as of December 31, 2021 and 2020 and the related consolidated statements of comprehensive loss, changes in shareholders’ equity (deficit), and cash flows for the year ended December 31, 2021, 2020 and 2019 and the related notes, included in the Annual Report on Form 20-F of the Company for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission on May 16, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Singapore

/s/ Audit Alliance LLP
Audit Alliance LLP

December 15, 2022